Exhibit 99.1

TriNet Announces Record Fourth Quarter, Fiscal Year 2021 Results and an Increase to the Stock Repurchase Program

23% Growth in Professional Service Revenues and 16% Growth in Total Revenues for the Fourth Quarter 2021
17% Growth in Professional Service Revenues and 13% Growth in GAAP Total Revenues
for Fiscal Year 2021
$300 Million Increase to the Stock Repurchase Program

DUBLIN, Calif. — February 14, 2022 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small and medium-size businesses (SMBs), today announced financial results for the fourth quarter and fiscal year ended December 31, 2021. The fourth quarter and fiscal year highlights below include non-GAAP financial measures which are reconciled later in this release.
Fourth quarter highlights include:
•Professional service revenues increased 23% to $174 million compared to the same period last year.
•Total revenues increased 16% to $1.2 billion compared to the same period last year.
•Net income was $69 million, or $1.03 per diluted share, compared to net income of $22 million, or $0.32 per diluted share, in the same period last year.
•Adjusted Net Income was $74 million, or $1.13 per diluted share, compared to Adjusted Net Income of $30 million, or $0.44 per diluted share, in the same period last year.
•Adjusted EBITDA was $116 million, representing an Adjusted EBITDA Margin of 9.4%, compared to Adjusted EBITDA of $56 million, representing an Adjusted EBITDA Margin of 5.3% in the same period last year.
•Total WSEs increased 10% compared to the same period last year, to approximately 365,000.
•Average Worksite Employees (WSEs) increased 10% as compared to the same period last year, to approximately 359,000.
Full year highlights include:
•Professional service revenues increased 17% to $639 million as compared to 2020.
•Total revenues increased 13% to $4.5 billion as compared to 2020.
•Net income was $338 million, or $5.07 per diluted share, compared to net income of $272 million, or $3.99 per diluted share, in 2020.
•Adjusted Net Income was $376 million, or $5.64 per diluted share, compared to Adjusted Net Income of $303 million, or $4.44 per diluted share, in 2020.
•Adjusted EBITDA was $565 million, representing an Adjusted EBITDA Margin of 12.5%, compared to Adjusted EBITDA of $468 million, representing an Adjusted EBITDA Margin of 11.6% in the same period last year.
•Average WSEs increased compared to 2020, to approximately 340,000.
Stock Repurchase Program:
•Stock repurchase program increased by $300 million.

“Our fourth quarter financial and operating performance capped off what was a record 2021 for TriNet,” said Burton M. Goldfield. “By leveraging our scale in service of our customers in a highly competitive marketplace for talent, our dynamic customers were able to continue to grow and hire workers at record rates. Our product and services were well received in the open market, and ultimately in the quarter, we delivered mid-teens revenue growth, exceptional earnings growth, and double-digit volume growth.”

Mr. Goldfield continued, “As we look forward to 2022, we are excited to expand our product offering and our addressable market through our pending acquisition of Zenefits. TriNet will now be able to offer complementary PEO and HCM software products to better serve our customers throughout their lifecycle. We believe in the secular growth prospects for the SMBs space, and with our expanded product portfolio, we are now better positioned to capture more of that growth.”

First Quarter and Full-Year 2022 Guidance
In addition to announcing our fourth quarter and fiscal year 2021 results, we provide our first quarter and full-year 2022 guidance. Non-GAAP financial measures are reconciled later in this release. Percentages reflect the increase or (decrease) from the prior year quarter and prior year end. The table below does not include expected results from the pending acquisition of YourPeople, Inc. (dba Zenefits).

	Q1 2022		Full Year 2022
	Low	High	Low	High
Total Revenues	11%	12%	4%	7%
Professional Service Revenues	16%	17%	6%	9%
Insurance Cost Ratio	85%	82%	89.0%	88.0%
Diluted net income per share of common stock	$1.71	$2.03	$3.87	$4.51
Adjusted Net Income per share - diluted	$1.89	$2.22	$4.55	$5.20

Other Announcements

In February 2022, TriNet's Board of Directors approved a $300 million increase to its ongoing stock repurchase program. As of December 31, 2021, approximately $263 million remained available for repurchases of TriNet stock under this program. TriNet may repurchase stock under this program in open-market purchases or through privately negotiated transactions, as permitted under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or through a trading plan that complies with Rule 10b5-1(c) of the Exchange Act. The extent to which TriNet repurchases its stock and the timing of such repurchases will depend upon market conditions and other corporate considerations, as determined by TriNet's management team.
Annual Report on Form 10-K
We anticipate filing our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2021 with the U.S. Securities and Exchange Commission (SEC) and making it available at http://www.trinet.com today, February 14, 2022. This press release should be read in conjunction with the Form 10-K and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-K.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter and fiscal year results for 2021 and provide first quarter and full-year financial guidance for 2022. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: https://dpregister.com/sreg/10163606/f13d7becd0. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this website for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 2478854

About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to medium-size businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to us, allowing them to focus on operating and growing their core businesses. Our HR solutions include services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allow our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: TriNet's financial guidance for the first quarter and full-year 2021 and the underlying assumptions. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” "guidance," “impact,” “intend,” “may,” “plan,” "predict," “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements expressed or implied by the forward-looking statements. Investors are cautioned not to place undue reliance upon any forward-looking statements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: the execution of a definitive agreement to acquire Zenefits; the economic, health and business disruption caused by the COVID-19 pandemic; the impact of the COVID-19 pandemic on our clients and prospects, insurance costs and operations; the impact of the COVID-19 pandemic on the laws and regulations that impact our industry and clients; our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by worksite employees; our ability to mitigate the business risk we faced as a co-employer, the effects of volatility in the financial and economic environment on the businesses that make up our client base, loss of clients for reasons beyond our control; the short-term contracts we typically use with our clients; the impact of regional or industry-specific economic and health factors on our operations; the impact of failures or limitations in the business systems we rely upon; the impact of our 2020 Recovery Credit program and our 2021 Credit Program; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to improve our services and technology to satisfy regulatory requirements and meet the expectations of our clients and manage client attrition; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational processes; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks and security breaches; our ability to secure our information technology infrastructure and our confidential, sensitive and personal information; our ability to comply with constantly evolving data privacy and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to be recognized as an employer of worksite employees under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; our ability to comply with the laws and regulations that govern PEOs and other similar industries; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operation and stock price due to factors outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; our ability to comply with the restrictions of our credit facility and meet our debt obligations; and the impact of concentrated ownership in our stock. Any of these factors could cause our actual results to differ materially from our anticipated results.
Further information on risks that could affect TriNet’s results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Investorrelations@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(408) 646-5103

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended December 31,			Year Ended December 31,
(in millions, except per share and Operating Metrics data)	2021	2020	% Change	2021	2020	% Change
Income Statement Data:
Total revenues	$1,232	$1,063	16%	$4,540	$4,034	13%
Operating income	91	30	203	455	368	24
Net income	69	22	214	338	272	24
Diluted net income per share of common stock	1.03	0.32	222	5.07	3.99	27
Non-GAAP measures (1):
Adjusted EBITDA	116	56	107	565	468	21
Adjusted Net income	74	30	147	376	303	24
Operating Metrics:
Insurance Cost Ratio	88.75%	91.32%		86%	85%
Average WSEs	358,751	326,901	10%	340,067	323,672	5%
Total WSEs at period end	364,940	331,908	10	364,940	331,908	10
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

(in millions)	December 31, 2021	December 31, 2020	% Change
Balance Sheet Data:
Working capital	$700	290	141%
Total assets	3,309	3,043	9
Debt	495	370	34
Total stockholders’ equity	881	607	45

	Year Ended December 31,
(in millions)	2021	2020	% Change
Cash Flow Data:
Net cash provided by operating activities	$218	$546	(60)%
Net cash used in investing activities	(135)	(151)	(11)
Net cash provided by (used in) financing activities	12	(208)	(106)
Non-GAAP measure (1):
Corporate Operating Cash Flows	415	338	23
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions except per share data)	2021	2020	2021	2020
Professional service revenues	$174	$141	$639	$544
Insurance service revenues	1,058	922	3,901	3,490
Total revenues	1,232	1,063	4,540	4,034
Insurance costs	939	842	3,339	2,979
Cost of providing services	73	70	264	262
Sales and marketing	55	50	202	186
General and administrative	48	46	176	152
Systems development and programming	14	13	50	40
Depreciation and amortization of intangible assets	12	12	54	47
Total costs and operating expenses	1,141	1,033	4,085	3,666
Operating income	91	30	455	368
Other income (expense):
Interest expense, bank fees and other	(5)	(6)	(20)	(21)
Interest income	—	2	6	10
Income before provision for income taxes	86	26	441	357
Income taxes	17	4	103	85
Net income	$69	$22	$338	$272
Other comprehensive (loss) income, net of income taxes	(2)	4	(5)	4
Comprehensive income	$67	$26	$333	$276
Net income per share:
Basic	$1.05	$0.33	$5.13	$4.03
Diluted	$1.03	$0.32	$5.07	$3.99
Weighted average shares:
Basic	66	66	66	67
Diluted	67	67	67	68

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$612	$301
Investments	135	57
Restricted cash, cash equivalents and investments	1,195	1,388
Accounts receivable, net	15	18
Unbilled revenue, net	324	246
Prepaid expenses, net	67	63
Other current assets	91	87
Total current assets	2,439	2,160
Restricted cash, cash equivalents and investments, noncurrent	166	210
Investments, noncurrent	168	138
Property, equipment and software, net	79	79
Operating lease right-of-use asset	42	51
Goodwill	294	294
Other intangible assets, net	6	18
Other assets	115	93
Total assets	$3,309	$3,043
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$86	$50
Long-term debt	—	22
Client deposits and other client liabilities	97	134
Accrued wages	369	309
Accrued health insurance costs, net	174	172
Accrued workers' compensation costs, net	55	59
Payroll tax liabilities and other payroll withholdings	929	1,095
Operating lease liabilities	11	11
Insurance premiums and other payables	18	18
Total current liabilities	1,739	1,870
Long-term debt, noncurrent	495	348
Accrued workers' compensation costs, noncurrent, net	135	138
Deferred taxes	11	22
Operating lease liabilities, noncurrent	41	49
Other non-current liabilities	7	9
Total liabilities	2,428	2,436
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	808	747
Retained earnings (Accumulated deficit)	74	(144)
Accumulated other comprehensive (loss) income	(1)	4
Total stockholders’ equity	881	607
Total liabilities and stockholders’ equity	$3,309	$3,043

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in millions)	2021	2020
Operating activities
Net income	$338	$272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82	67
Stock based compensation	50	43
Amortization of ROU asset, lease modification and impairment	12	15
Accretion of discount rate on lease liabilities	2	2
Amortization of (premium) discount of investments	3	1
Deferred income taxes	(9)	(42)
Changes in operating assets and liabilities:
Accounts receivable, net	3	(7)
Unbilled revenue, net	(78)	39
Prepaid expenses, net	(5)	(12)
Accounts payable and other current liabilities	33	19
Client deposits and other client liabilities	(37)	87
Accrued wages	60	(82)
Accrued health insurance costs, net	2	5
Accrued workers' compensation costs, net	(7)	(9)
Payroll taxes payable and other payroll withholdings	(166)	194
Operating lease liabilities	(13)	(19)
Other assets	(50)	(38)
Other liabilities	(2)	11
Net cash provided by operating activities	218	546
Investing activities
Purchases of marketable securities	(444)	(327)
Proceeds from sale and maturity of marketable securities	349	224
Acquisitions of property and equipment	(40)	(36)
Other	—	(12)
Net cash used in investing activities	(135)	(151)
Financing activities
Repurchase of common stock	(94)	(178)
Proceeds from issuance of common stock	11	10
Awards effectively repurchased for required employee withholding taxes	(26)	(18)
Proceeds from issuance of 2029 Notes	500	—
Repayment of debt	(370)	(22)
Payment of debt issuance costs	(7)	—
Payment of long-term financing fees	(2)	—
Draw down from revolving credit facility	—	234
Repayment of borrowings under revolving credit facility	—	(234)
Net cash provided by (used in) financing activities	12	(208)
Net decrease in cash and cash equivalents, unrestricted and restricted	95	187
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,643	1,456
End of period	$1,738	$1,643

Supplemental disclosures of cash flow information
Interest paid	$12	$16
Income taxes paid, net	129	123

FINANCIAL STATEMENTS
Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, bank fees and other, - depreciation, - amortization of intangible assets, and - stock based compensation expense.	• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to total revenues.
Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate (1),
- stock based compensation,
- amortization of other intangible assets, net,
- non-cash interest expense (2), and
- the income tax effect (at our effective tax rate (1) of these pre-tax adjustments.
• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.
Corporate Operating Cash Flows	• Net cash provided by (used in) operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits and other client liabilities, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).	• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.
(1)     Non-GAAP effective tax rate is 25.5% for the fourth quarter and full year of 2021 and 2020, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.
(2)    Non-cash interest expense represents amortization and write-off of our debt issuance costs and loss on a terminated derivative.

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures
The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
Net income	$69	$22	$338	$272
Provision for income taxes	17	4	103	85
Stock based compensation	13	12	50	43
Interest expense, bank fees and other	5	6	20	21
Depreciation and amortization of intangible assets	12	12	54	47
Adjusted EBITDA	$116	$56	$565	$468
Adjusted EBITDA Margin	9.4%	5.3%	12.5%	11.6%
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2021	2020	2021	2020
Net income	$69	$22	$338	$272
Effective income tax rate adjustment	(6)	(3)	(10)	(6)
Stock based compensation	13	12	50	43
Amortization of intangible assets	1	1	12	5
Non-cash interest expense	—	1	3	1
Income tax impact of pre-tax adjustments	(3)	(3)	(17)	(12)
Adjusted Net Income	$74	$30	$376	$303
GAAP weighted average shares of common stock - diluted	67	67	67	68
Adjusted Net Income per share - diluted	$1.13	$0.44	$5.64	$4.44
The table below presents a reconciliation of net cash provided by operating activities to Corporate Operating Cash flows:

	Year Ended December 31,
(in millions)	2021	2020
Net cash provided by operating activities	$218	$546
Less: Change in WSE related other current assets	(51)	10
Less: Change in WSE related liabilities	(146)	198
Net cash provided by (used in) operating activities - WSE	$(197)	$208
Net cash provided by operating activities - Corporate	$415	$338

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures for the first quarter and full-year 2022 guidance.
Low and high percentages represent increases (decreases) from the same period in the previous year.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Q1 2021	Q1 2022 Guidance		FY 2021	Year 2022 Guidance
(in millions, except per share data)	Actual	Low	High	Actual	Low	High
Net income	$101	13%	35%	$338	(23)%	(11)%
Effective income tax rate adjustment	—	(275)	(362)	(10)	(61)	(73)
Stock based compensation	11	23	23	50	20	20
Amortization of intangible assets	1	(2)	(2)	12	(57)	(57)
Non-cash interest expense	2	(79)	(79)	3	(48)	(48)
Income tax impact of pre-tax adjustments	(4)	10	10	(17)	4	4
Adjusted Net Income	$111	15%	35%	$376	(19)%	(7)%
GAAP weighted average shares of common stock - diluted	67			67
Adjusted Net Income per share - diluted	$1.66	$1.89	$2.22	$5.64	$4.55	$5.20